UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 24, 2025

Mercantile Bank Corporation
(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan	49504
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                                                                Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MBWM	The Nasdaq Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement

On December 24, 2025, Mercantile Bank Corporation, a Michigan corporation (“Mercantile”) entered into a Credit Agreement (the “Credit Agreement”) with U.S. Bank National Association, a national banking association. The Credit Agreement is for a $30.0 million term loan to fund the purchase price and related expenses of the Merger (defined below) and for working capital purposes.

The term loan bears interest at an annual rate equal to 1.70% plus the greater of (a) zero percent (0.0%) and (b) the one-month forward-looking term rate based on SOFR. Interest and principal are payable beginning March 15, 2026, and on the same date of each third month thereafter, plus a final payment equal to all unpaid interest and principal. Principal shall be paid in installments of $2.5 million each.

The term loan matures on December 24, 2028. Mercantile is permitted to prepay the term note evidencing the term loan in full or in part at any time without indemnity, premium or penalty. All prepayments must be in a minimum amount of $100,000. Amounts paid or prepaid on the term loan may not be reborrowed.

The Credit Agreement contains customary representations and affirmative and negative covenants, including financial covenants that require Mercantile to:

●
Maintain the ratio of non-performing loans plus OREO to tangible capital of Mercantile and its subsidiary banks (on a consolidated basis), expressed as a percentage, as of the last day of the fiscal quarter ending December 31, 2025 and the last day of each fiscal quarter thereafter, at or less than 12.00%;

●
Maintain the total risk-based capital ratio of Mercantile and its subsidiary banks (on a consolidated basis) expressed as a percentage, as of the last day of any fiscal quarter ending December 31, 2025 and the last day of each fiscal quarter thereafter, at or greater than 12.00%;

●	Maintain its status and the status of the subsidiary banks at all times as a “well capitalized” institution (as defined in 12 CFR § 325.103(b)(1)); and

●
Maintain, commencing with the fiscal quarter ending December 31, 2025, Mercantile and its subsidiary banks (on a consolidated basis) as of the last day of each fiscal quarter, based on the four fiscal quarter-period then ending, a return on average assets of at least 0.80%.

Mercantile is permitted to declare and pay regular cash dividends to its shareholders and purchase, redeem or otherwise acquire its equity interests so long as both before and after the transaction there is no default and Mercantile remains in compliance with the foregoing financial covenants and Mercantile has received all necessary prior approvals required from regulatory authorities. The Credit Agreement also contains customary representations and warranties, affirmative and negative covenants, and events of default (including covenants regarding the subordinated debt and breaches of covenants).

The indebtedness and obligations under the Credit Agreement and other loan documents referenced in the Credit Agreement are “Designated Senior Indebtedness” as defined in that certain Subordinated Indenture dated as of December 15, 2021, by and among Mercantile and Wilmington Trust, National Association.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference. The descriptions set forth in Item 1.01 and this Item 2.03 are qualified in their entirety by the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders

The information set forth under Item 1.01 above is hereby incorporated into this Item 3.03 by reference. The descriptions set forth in Item 1.01 and this Item 3.03 are qualified in their entirety by the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Director

On December 31, 2025, pursuant to the terms of the Merger Agreement (defined below), the board of directors of Mercantile increased its size from 11 to 12 members and appointed Steve Schweihofer as a director to fill the vacancy.

Steve Schweihofer, age 54, joined Eastern Michigan Financial Corporation, and its banking subsidiary Eastern Michigan Bank, as a director in September 2021. From February 2019 to the present, Mr. Schweihofer has served on the Board of Directors of Foster Blue Water Oil, a fuel services and C-Store company, located in Richmond with operations throughout eastern Michigan. In January 2003, Mr. Schweihofer was a founding member of Foster Blue Water Oil and served as its Chief Financial Officer until February 2019. Mr. Schweihofer is actively involved in his local community, serving as treasurer of the SC4 Foundation since 2019, and St. Vincent DePaul and Ecumenical Food Pantry, St Clair chapter since 2005. He has also served as a Trustee of the Community Foundation of St Clair County since 2019, and has served on their Finance and C3 committees since 2015. Mr. Schweihofer was the varsity golf coach for Marysville High School from 2021 to 2024. Mr. Schweihofer received his Bachelor of Science in Accounting from Western Michigan University.

Mr. Schweihofer will serve on the audit committee of the board of directors. The board has determined that Mr. Schweihofer is an independent director and meets the applicable standards for audit committee service under both the Nasdaq Stock Market Rules and Rule 10A-3 under the Securities Exchange Act of 1934.

In addition to being appointed as a director of Mercantile, Mr. Schweihofer was also appointed as a director of Mercantile Bank contemporaneously with the effective time of the Merger. Mr. Schweihofer will also stand for election at Mercantile’s next annual meeting of shareholders in May of 2026.

Other than as described in this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Schweihofer and any other person pursuant to which Mr. Schweihofer was selected as a director. Mr. Schweihofer is not party to any transaction subject to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended, involving Mercantile.

Item 8.01	Other Events

On December 31, 2025, Mercantile issued a press release announcing the completion of its previously announced acquisition of Eastern Michigan Financial Corporation, a Michigan corporation (“EFIN”), and its wholly owned banking subsidiary, Eastern Michigan Bank, headquartered in Crosswell, Michigan, in accordance with the Agreement and Plan of Merger, as amended (the “Merger Agreement”) by and between Mercantile, EFIN, and Shamrock Merger Sub LLC, a wholly-owned special purpose subsidiary of Mercantile (“Merger Sub”) entered into on July 22, 2025.  Pursuant to the Merger Agreement, EFIN merged with and into Merger Sub, with Merger Sub continuing as the surviving entity (the “Merger”). Immediately following the Merger, and also effective as of December 31, 2025, Merger Sub merged with and into Mercantile, with Mercantile continuing as the surviving entity. The newly acquired Eastern Michigan Bank will operate alongside Mercantile’s existing bank, Mercantile Bank, until the first quarter of 2027 at which time Mercantile plans to consolidate Eastern Michigan Bank into Mercantile Bank.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number Description

10.1#	Credit Agreement, dated December 24, 2025, by and between Mercantile Bank Corporation and U.S. Bank National Association
99.1	Press Release, dated December 31, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

By:	/s/ Charles E. Christmas
Charles E. Christmas Executive Vice President, Chief Financial Officer and Treasurer

Date: December 31, 2025

2